Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO SAN FRANCISCO WASHINGTON RIYADH

August 23, 2016

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 1000

Houston, Texas 77024

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and certain of the Company’s subsidiaries identified in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, (iii) senior debt securities (the “Senior Debt Securities”) of the Company, (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, (v) warrants to purchase any combination of Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”) and (vi) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Subsidiary Guarantors. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Company Securities,” and the Company Securities and Guarantees are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to (i) an indenture to be entered into between the Company and the trustee thereunder (the “Senior Base Indenture”) or (ii) the Indenture, dated October 2, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Existing Senior Indenture”). Each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Base Indenture” and, together with the Senior Base Indenture and the Existing Senior Indenture, the “Indentures”). Each of the Senior Base Indenture and the Subordinated Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date (the “Company Charter Documents”), (ii) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company

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agreement, limited partnership agreement or other formation documents and agreements, as applicable, of each Subsidiary Guarantor, each as amended to date (the “Guarantor Charter Documents”), (iii) the forms of Senior Base Indenture and Subordinated Base Indenture (each in the form to be filed as an exhibit to the Registration Statement), (iv) the Existing Senior Indenture and (v) corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies are true and correct copies of the originals of such documents and such original copies are authentic and complete.

In connection with this opinion, we also have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) will have taken all necessary corporate action to authorize the issuance of the Company Securities and any other Company Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Company Securities and related matters;

(e) the Board of Directors or other governing body of each Subsidiary Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents of such Subsidiary Guarantor, a duly constituted and acting committee thereof will have taken all necessary corporate or other organizational action to authorize the issuance of the Guarantee to be issued by such Subsidiary Guarantor, and to authorize the terms of the offering and sale of such Guarantee and related matters;

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(f) a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Company Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board;

(i) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Company Board with respect to such issuance, in the case of shares of Preferred Stock;

(j) in the case of shares of Preferred Stock of any series, the Company Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(k) in the case of Warrants, the Company Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

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(l) in the case of a series of Senior Debt Securities or Subordinated Debt Securities to be issued pursuant to the Senior Base Indenture or the Subordinated Base Indenture:

•	an indenture substantially in the form of the Senior Base Indenture or the Subordinated Base Indenture, as the case may be, will have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and the trustee thereunder, and will not include any provision that is unenforceable;

•	the Company Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Debt Securities and, if applicable the related Guarantees, complying with the terms of the Indenture under which such Debt Securities and, if applicable, the related Guarantees, will be issued and evidencing such Debt Securities (which may include the related Guarantees) will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

2. The Warrants included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

3. The Debt Securities and any Guarantees included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by

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(a) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.